EXHIBIT 10.29

UTi WORLDWIDE INC.
2004 NON-EMPLOYEE DIRECTORS SHARE INCENTIVE PLAN

Combined Elective Grant
and
Deferral Election Agreement

      AGREEMENT, made this ___day of                     , ___, by and between me, as a participant in the UTi Worldwide Inc. 2004 Non-Employee Directors Share Incentive Plan (the “Plan”), and UTi Worldwide Inc. (the “Company”).

1.	Quarterly Compensation

(a)	I hereby elect to receive ___% of my Quarterly Compensation in Shares, as permitted by Section 6 of the UTi Worldwide Inc. 2004 Non-Employee Directors Share Incentive Plan (the “Plan”). All capitalized terms not defined herein are defined in the Plan.

(b)	I understand and acknowledge that this election to receive Shares in lieu of Quarterly Compensation (a “Share Election”) will take effect on the first day of the next fiscal quarter after the date of this election. This Share Election will supersede any prior Share Election made by me.

(c)	I understand and acknowledge that any Share Election made with respect to the same portion of Quarterly Compensation with respect to which I have made an irrevocable Deferral Election (as defined below) will be ineffective.

(d)	I understand and acknowledge that this Share Election will continue in full force until either the effective date of a superseding written Share Election made by me, or until I am no longer a director of the Company, or until the Plan is terminated by appropriate corporate action, whichever shall occur first.

2.	Deferral of Quarterly Compensation

(a)	Deferral Election. I hereby elect to defer the receipt of ___% of my Quarterly Compensation that would otherwise be due to me, as permitted by Section 7 of the Plan. I recognize and agree that the Company will establish an Account for me under the Plan, and will credit that account pursuant to Section 7 of the Plan with the number of Deferred Share Units obtained when (i) my Quarterly Compensation earned during the fiscal quarter subject to this Deferral Election is divided by (ii) the Fair Market Value on the last day of the fiscal quarter for which compensation has been deferred.

(b)	Revocability of Elections.

(i)	Effect of Elections. I understand and acknowledge that the election relating to paragraph 2(a) hereof (the “Deferral Election”) shall be irrevocable when made. The election made in paragraph 2(g) hereof shall be effective only if the Company receives my election either more than 90 days before a Change in Control, before my Continuous Service ends due to my death, or more than one year before cessation of my Continuous Service for a reason other than death. My elections in paragraphs 2(h) and 2(i) shall be revocable until my death, at which time they become irrevocable.

(ii)	Changing of Elections. I recognize that I may, by submitting an effective superseding election, at any time and from time to time file new elections under paragraph (2)(g) (subject to the effective date rules set forth in the previous sentence ). In addition, I recognize that I may at any time and from time to time change the elections made in paragraphs 2(h) and 2(i) hereof.

(c)	Effective Date of Election. I understand and acknowledge that this Deferral Election will take effect on the next January 1st after the date of this Deferral Election, and will be ineffective with respect to any Quarterly Compensation earned after the date of this Deferral Election but prior to such date. This Deferral Election will supersede any prior Deferral Election made by me. Notwithstanding the foregoing, I understand that this Deferral Election will be effective immediately for this calendar year with respect to Quarterly Compensation that has not yet been earned by me if I have just become an Eligible Director, so long as I sign and deliver this Deferral Election to the Company within thirty (30) days of the date that I became an Eligible Director.

(d)	200___Election. This Deferral Election will be effective for the 200_ calendar year for Quarterly Compensation that has not been earned by me so long as I sign and deliver this Deferral Election to the Company no later than ___, 200_.

(e)	Continuous Election. I understand and acknowledge that this Deferral Election will continue in full force until either the effective date of a superseding written Deferral Election made by me, or until my role as a director of the Company is terminated, or until the Plan is terminated by appropriate corporate action, whichever shall occur first.

(f)	Nature of Distribution. I recognize that distributions in respect of my Account will be made (i) in the form of one Share for each Deferred Share Unit credited to my Account by virtue of this Deferral Election, and (ii) a cash payment with respect to each Share that I receive pursuant to paragraph 2(f)(i) hereof, in an amount equal to the cash dividends declared and paid on the Company’s outstanding Shares between the date the Deferred Share Unit in respect of such Share was credited to my Account and the issuance of the Share to me. Cash shall also be paid in lieu of fractional Shares.

(g)	Timing and Manner of Distributions. I hereby elect to commence receiving distributions from my Account in the following manner:

☐	three (3) substantially equal installment distributions to be made before the last day of each of the three (3) calendar years following the date that my membership on the board terminates (such date, being the cessation of my “Continuous Service”).

☐	a lump sum distribution of ___Shares as soon as practicable following the cessation of my Continuous Service and, with respect to the remaining Shares, in ___substantially equal annual installments on each January 1 following such distribution until such Shares are distributed.

☐	in the event of a Change in Control –

☐	a lump sum distribution to be made as soon as administratively practicable after the Change in Control.

☐	a lump sum distribution of ___Shares as soon as practicable following the cessation of my Continuous Service, and, with respect to the remaining Shares, in ___ substantially equal annual installments (not to exceed 10) on each January 1st following such distribution until such Shares are distributed.

(h)	Form of Payment to Beneficiary. In the event of my death before collecting all of my Account, any remaining portion of my Account shall be distributed to my beneficiary or beneficiaries named below in the following manner—

☐	in a single lump sum to be distributed as soon as administratively practicable following my death.

☐	in accordance with the payment schedule selected in paragraph 2(g) hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death if payments had not already begun).

(i)	Designation of Beneficiary. In the event of my death before I have collected all of my Account, I hereby direct that my beneficiaries shall be as follows:

(i)	Primary Beneficiary. I hereby designate the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid portion of my Account.

Name of			Percentage of
Primary Beneficiary	Social Security Number	Mailing Address	Death Benefit
%
%

(ii)	Contingent Beneficiary. In the event that a primary beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the Plan with respect to any Shares not otherwise previously issued to a primary beneficiary pursuant to paragraph 2(i)(i) above.

Name of			Percentage of
Contingent Beneficiary	Social Security Number	Mailing Address	Death Benefit
%
%

3.	Satisfaction of Award Commitments. The parties recognize and agree that the Company will have fully honored and discharged its obligations under this Agreement, the Award Agreement, and the Plan if the Company distributes my Account in accordance with the provisions hereof.

4.	Change in U.S. Tax Laws. The parties recognize and agree that the Company will take any actions that it considers reasonably necessary or proper to assure that any changes in the U.S. federal tax laws will not accelerate the date of my income taxation to a date before I receive distributions of Shares or cash pursuant to my elections in this Agreement. If such taxation will occur on an accelerated basis and I have not executed such documents, if any, that the Company considers reasonably necessary or proper to avoid immediate taxation, then the Company shall distribute Shares and cash to me having a value equal to the income I recognize.

5.	Defined Terms. The parties agree that any term in this Agreement that begins with initial capital letters shall have the special meaning defined in the Plan or the Award Agreement, unless the context clearly requires otherwise.

Witnessed by:	PARTICIPANT

UTi WORLDWIDE INC.

Name:
Title:

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